As filed with the Securities and Exchange Commission on December 26, 2006
Registration No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PATHOGENICS, INC.

(Name of small business issuer in its charter)

Delaware	2833	43-2078278
(State or jurisdiction	(Primary Standard	(IRS Employer
of incorporation or	Industrial	Identification No.)
organization)	Classification Code Number)

99 Derby Street, Suite 200
Hingham, MA 02043
(781) 556-1090

(Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

Fredric P. Zotos, President & Chief Executive Officer
99 Derby Street, Suite 200
Hingham, MA 02043
(781) 556-1090

(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each	Amount			Amount of
Class of Securities	To Be	Proposed Maximum	Proposed Maximum	Registration
To be Registered	Registered	Price Per Share(1)	Aggregate Price(2)	Fee
Common Stock 0.001 par value	999,999	$0.10	$99,999.90	$10.70

(1)	The offering price is the stated, fixed price of $.10 per share until the securities are quoted on the OTC Bulletin Board for the purpose of calculating the registration fee pursuant to Rule 457.

(2)
This amount has been calculated based upon Rule 457(c) and the amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

EXPLANATORY STATEMENT

This registration statement covers 999,999 shares of common stock issuable pursuant to pursuant to a stock grant made by the Company to individuals, Dr. Waldemar Gottardi, Dr. Markus Nagl and Dr. Andreas Neher, pursuant to an agreement dated March 29, 2006.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference herein:

1.	Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (filed on June 27, 2006);

2.	Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

3.	Current Reports on Form 8-K filed April 4, 2006, April 19, 2006, May 5, 2006, May 8, 2006, May 11, 2006, May 15, 2006, August 28, 2006 and December 4, 2006; and

4.	The description of capital stock as set forth on Form 424 (B) (3) filed on October 10, 2005.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.	Exhibits.

The following Exhibits are filed herewith or incorporated herein by reference:

Exhibit	Description
4.1	Form of Specimen of Common Stock Certificate (1)
5.1	Opinion of Frederic P. Zotos, Esq., as to the validity of the shares to be registered.
23.1	Consent of Malone & Bailey, PC.
23.2	Consent of Frederic P. Zotos, Esq. (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereof).

(1)	Incorporated by reference to Pathogenics’ Registration Statement on Form 424 (B) (3), File No. 333-123431.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Hingham and the Commonwealth of Massachusetts, on the 26th day of December, 2006.

Pathogenics, Inc.

By:  /s/ Frederic P. Zotos

Frederic P. Zotos
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Frederic P. Zotos, Esq. as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof. The undersigned also grants to said attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed as of the 26th day of December, 2006, by the following persons in the capacities indicated.

Name	Title

/s/ Frederic P. Zotos	President and Chief Executive Officer and Director
Frederic P. Zotos	(Principal Financial and Accounting Officer)

/s/ Michael L. Ferrari	Vice President and Director
Michael L. Ferrari

EXHIBIT INDEX

Exhibit	Description
4.1	Form of Specimen of Common Stock Certificate (1)
5.1	Opinion of Frederic P. Zotos, Esq., as to the validity of the shares to be registered.
23.1	Consent of Malone & Bailey, PC.
23.2	Consent of Frederic P. Zotos, Esq. (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereof).

(1)	Incorporated by reference to Pathogenics’ Registration Statement on Form 424 (B) (3), File No. 333-123431.